Exhibit 10.23

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO THE LEASE AGREEMENT is made this 24th day of July 2008, by and between Google Inc. a Delaware corporation, successor-in-interest to Doubleclick Inc. (“Landlord”) and Epsilon Data Management, LLC, a Delaware limited liability company (“Tenant”).

RECITALS

WHEREAS, Landlord and Tenant entered into a Lease Agreement executed on February 1, 2007 and First Amendment to Lease Agreement dated June 25, 2007 (collectively hereinafter referred to as the “Agreement”) for property located at 12396 Grant Street in Thornton, Colorado;

WHEREAS, Landlord and Tenant now wish to amend the Agreement to reflect that Tenant will be moving to a new areas within the Building.

AGREEMENT

NOW THEREFORE, in consideration of the mutual agreement of the parties and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Recital E is hereby deleted in its entirety and replaced with the following:

“E. Landlord is willing to lease to Tenant approximately 7,148 rentable square feet of space (the “Premises”) in the Building. Exhibit B, annexed hereto and incorporated herein, shall depict the Premises by cross-hatched markings.”

2.	Exhibit B is hereby deleted in its entirety and replaced with the following:

See Attached Diagram.

3.	Paragraph 25. Parking shall have a new subparagraph (e) added as follows:

“(e) Notwithstanding the previous subparagraphs in this paragraph 25, Landlord agreed to designate ten (10) spaces in the parking lot outside the exit by the area marked as “NOC” on the attached diagram.”

4.

In the event of inconsistencies between the Agreement and this Second Amendment, the terms and conditions of this Second Amendment shall be controlling. Unless specifically modified or changed by the terms of this Second Amendment, all terms and conditions of the Agreement shall remain in effect and shall apply fully as described and set forth therein, respectively. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument. Once executed, any reproduction of this Agreement made by reliable means (e.g., photocopy, facsimile) is considered an original.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment by causing their duly authorized representatives to sign below as of the day and year first above written.

LANDLORD:		TENANT:

Google Inc.		Epsilon Data Management LLC
A Delaware Corporation		A Delaware limited liability company

By:	/s/ David Radcliffe	By:	/s/ Richard Corrigan
Name:	David Radcliffe	Name:	Richard Corrigan
Title:	VP Real Estate	Title:	Sr. Director R.E. and Facilities